UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

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☐           Soliciting Material Under Rule 14a-12

WHITNEY INFORMATION NETWORK, INC.
(Name of Registrant as Specified in Its Charter)

KINGSTOWN PARTNERS L.P.
KINGSTOWN CAPITAL PARTNERS LLC
KINGSTOWN CAPITAL MANAGEMENT L.P.
KINGSTOWN MANAGEMENT GP LLC
MICHAEL BLITZER
GUY SHANON
JASON HAMMERMAN
HAMMERMAN CAPITAL PARTNERS, LP
J. HUNTER BROWN
JDD TRUST
SGAP BROWN TRUST

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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KINGSTOWN CAPITAL FILES DEFINITIVE PROXY MATERIALS TO ELECT
TWO SHAREHOLDER NOMINEES TO WHITNEY INFORMATION
NETWORK’S BOARD OF DIRECTORS

With Annual Meeting Less Than a Week Away, Time Is of the Essence for Shareholders to
Vote FOR Kingstown’s Nominees on the GOLD Proxy Card

NEW YORK, NY – August 26, 2009 – Kingstown Capital Partners announced that it has filed with the Securities and Exchange Commission definitive proxy materials in connection with the election of two highly qualified shareholder candidates to the Board of Directors of Whitney Information Network, Inc. (the “Company”) (OTC Bulletin Board: RUSS) at the Company’s 2009 Annual Meeting. The meeting is scheduled to be on Wednesday, September 2, 2009, at 10:30 am (local time) at the Hampton Inn & Suites Cape Coral, FL.  Kingstown’s nominees, Jason Hammerman and J. Hunter Brown, are both shareholders of the Company whose interests are directly aligned with all other shareholders.

As a significant shareholder of the Company, with an aggregate ownership of approximately 11.5% of the outstanding shares, the Kingstown Group believes the addition of its shareholder nominees to the Board will provide the Board with the appropriate mix of directors necessary to address the issues facing the Company. The Kingstown Group also believes the election of its shareholder nominees will address the most pressing issue facing the Company: a Board that collectively lacks a vested interest in the financial performance of the Company.  Kingstown seeks to pursue ALL options to create value for ALL shareholders.

VOTING INFORMATION:

The election is less than a week away!  While shareholders can vote up until the Annual Meeting next Wednesday, September 2nd, Kingstown urges shareholders to vote the GOLD proxy card today to ensure that their vote is counted. Any shareholders seeking more information or that have any questions or need voting assistance are urged to call Kingstown’s proxy solicitor, Okapi Partners, toll free at (877) 259-6290.  Finally, Michael Blitzer of Kingstown Partners welcomes all calls to discuss the Company and the Annual Meeting.  He is available at (212) 319-1309.

Do not vote management’s white proxy form.  Even if you have already sent in the white proxy, it is not too late to change your vote.  Time is running short, and every vote counts.

For additional information, shareholders can access Kingstown’s proxy statement at the SEC's website at http://www.sec.gov.

CONTACT INFORMATION:
Michael Blitzer
Kingstown Partners
Phone: (212) 319-1309

Steven Balet
Okapi Partners
Phone: (212) 297-0724